Exhibit 10.5

[Name of the VIE]	Equity Pledge Agreement

EQUITY PLEDGE AGREEMENT

THIS EQUITY PLEDGE AGREEMENT (the “Agreement”) is entered into by and between the following parties on this 9th day of March, 2020 in Shanghai, the People’s Republic of China (hereinafter referred to as the “PRC”, and, for the purpose of this Agreement, excluding Hong Kong SAR, Macau SAR and Taiwan):

Party A: Shanghai Santeng Technology Co., Ltd. (the “Pledgee”)

Legal representative: LU Qiaoling

Registered address: Room 121, 14/F, Building No.2, No.588 Zixing Road, Minhang District, Shanghai

Party B: [Name of the Shareholder] (the “Pledgor”)

Identification No.: [ID Card No. of Shareholder]

Party C: [Name of the VIE] (the “Domestic Company”)

Legal representative: [Name of the Legal Representative of the VIE]

Registered address: [Registered Address of the VIE]

In this Agreement, the Pledgee, the Pledgor and the Domestic Company are hereinafter collectively referred to as the “Parties” and individually a “Party”.

WHEREAS:

1.	The Pledgor is a natural person of the PRC nationality and owns [number]% of the equity interest in the Domestic Company as of the execution date hereof, representing RMB [amount] of the Domestic Company’s registered capital. The Domestic Company is a limited liability company duly registered and legally existing in the PRC. The Domestic Company intends to hereby confirm the rights and obligations of the Pledgor and Pledgee hereunder and offers necessary assistance in the registration of such Pledge.

2.	The Pledgee is a wholly foreign-owned enterprise registered in the PRC. The Pledgee has entered into the Exclusive Business Cooperation Agreement (as defined below) with the Domestic Company; the Pledgee, the Pledgor and the Domestic Company have executed the Exclusive Option Agreement (as defined below); the Pledgee and the Pledgor have signed the Loan Contract (as defined below); and the Pledgor has signed the Power of Attorney (as defined below) authorizing the Pledgee.

3.	In order to ensure that the Domestic Company and the Pledgor duly perform their respective obligations under the Exclusive Business Cooperation Agreement, the Exclusive Option Agreement, the Loan Contract and the Power of Attorney, the Pledgor pledges to the Pledgee all the equity interests he owns in the Domestic Company as security for the performance of his obligations under the Exclusive Business Cooperation Agreement, the Exclusive Option Agreement, the Loan Contract and the Power of Attorney.

[Name of the VIE]	Equity Pledge Agreement

For performance of the terms of the Transaction Documents (as defined below), upon negotiations, the Parties have agreed to enter into this Agreement in accordance with the following terms:

Article 1 Definitions

Unless otherwise specified in this Agreement, the terms below shall have the following meanings:

1.1	“Pledge” means the security interest granted by the Pledgor to the Pledgee pursuant to Article 2 of this Agreement, being the right of the Pledgee to be compensated on a preferential basis with the equity interest pledged by the Pledgor to the Pledgee or any proceeds received from the conversion, auction or sale of such pledged equity interest;

1.2	“Pledged Equity” means the [number]% of the equity interest in the Domestic Company owned by the Pledgor now or in the future, representing RMB [amount] of the Domestic Company’s registered capital, and all the equity interests held by the Pledgor in the Domestic Company in the Company.

1.3	“Pledge Term” means the period set forth in Article 3 hereof.

1.4	“Transaction Documents” means the Exclusive Business Cooperation Agreement executed by and between the Domestic Company and the Pledgee on March 9, 2020 (the “Exclusive Business Cooperation Agreement”), the Loan Contract dated March 9, 2020 between the Pledgor and the Pledgee (the “Loan Contract”), the Exclusive Purchase Option Agreement executed by and among the Domestic Company, the Pledgor and the Pledgee on March 9, 2020 (the “Exclusive Option Agreement”), the Power of Attorney signed by the Pledgor on March 9, 2020 (the “Power of Attorney”), and any supplement amendment and/or restatement of the foregoing.

1.5	“Contractual Obligations” means all the obligations of the Pledgor under the Exclusive Option Agreement, the Loan Contract, the Power of Attorney and this Agreement, and all the obligations of the Domestic Company under the Exclusive Business Cooperation Agreement, the Exclusive Option Agreement and this Agreement.

1.6	“Secured Debts” means all direct, indirect and derivative losses and losses of anticipated profits suffered by the Pledgee as a result of any Default Event of the Pledgor and/or the Domestic Company. The basis for the amount of such losses includes without limitation reasonable business plans and profit forecasts of the Pledgee, the service fees that the Domestic Company is obliged to pay under the Exclusive Business Cooperation Agreement, the amount of loan that the Pledgor is obliged to repay under the Loan Contract, as well as all the expenses incurred by the Pledgee in connection with its enforcement for the performance of the Contractual Obligations against the Pledgor and/or the Domestic Company.

1.7	“Default Event” means any of the circumstances set forth in Article 7 hereof.

1.8	“Default Notice” means the notice to be issued by the Pledgee in accordance with this Agreement declaring a Default Event.

[Name of the VIE]	Equity Pledge Agreement

Article 2 Pledge

2.1	The Pledgor hereby agrees to pledge to the Pledgor the Pledged Equity on terms of this Agreement as security for his performance of the Contractual Obligations and repayment of the Secured Debts. The Domestic Company hereby agree that the Pledgor may pledge the Pledged Equity to the Pledgee in accordance with the terms of this Agreement.

2.2	During the Pledge Term, the Pledgee shall be entitled to receive bonus or dividend generated by the Pledged Equity. The Pledgor may not receive any dividend or bonus without the prior written consent of the Pledgee. After deduction of the individual income tax to be paid by the Pledgor, the dividend or bonus received by the Pledgor for the Pledged Equity shall, at the request of the Pledgee, (i) be deposited in the bank account designated by the Pledgee, being supervised and administrated by the Pledgee, and shall be used to secure the Contractual Obligations and repay the Secured Debts first; or (ii) be unconditionally donated to the Pledgee or its designated person to the extent permitted by the PRC laws.

2.3	Without the Pledgee’s prior written consent, the Pledgor shall not increase the registered capital of the Domestic Company. Any additional contribution amount of the Pledgor to the registered capital of the Domestic Company arising from the Pledgor’s increase of the capital shall also be deemed as the Pledged Equity.

2.4	In the event that the Domestic Company is required to be dissolved or liquidated in accordance with the mandatory provisions of the PRC laws, any proceeds lawfully distributed to the Pledgor after completion of such dissolution or liquidation of the Domestic Company shall, at the request of the Pledgee, (i) be deposited in the bank account designated by the Pledgee, being supervised and administrated by the Pledgee, and shall be used to secure the Contractual Obligations and repay the Secured Debts first; or (ii) be unconditionally donated to the Pledgee or its designated person to the extent permitted by the PRC laws.

Article 3 Pledge Term

3.1	The Pledge shall take effect as of the date on which the pledge of the Pledged Equity hereunder has been registered with the competent industrial and commercial authority and shall remain valid until all the Contractual Obligations have been fulfilled and all the Secured Debts have been paid. The Pledgor and the Domestic Company shall: (i) record the Pledge hereunder in the register of shareholders of the Domestic Company within three (3) business days from the execution of this Agreement; and (ii) submit an application to the competent industrial and commercial authority for the registration of the Pledge hereunder within thirty (30) business days from the execution of this Agreement. The Parties acknowledge that, for the purpose of registering the equity pledge contemplated hereunder with competent industrial and commercial authority, the Parties and other shareholders of the Domestic Company shall submit to the competent industrial and commercial authority this Agreement or an equity pledge contract executed in the form as required by the administration for industry and commerce at the place of the Domestic Company, and reflecting true information about the Pledge hereunder (the “Contract for Registration”), and matters not specified in the Contract for Registration shall be subject to terms of this Agreement. The Pledgor and the Domestic Company shall submit all necessary documents and complete all necessary procedures in accordance with the PRC laws and regulations and all requirements of relevant industrial and commercial authority to assure that the Pledge can be registered as soon as possible after submission of the registration application.

[Name of the VIE]	Equity Pledge Agreement

3.2	During the Pledge Term, the Pledgee shall have the right, but not the obligation, to exercise the Pledge in accordance with the provisions of this Agreement if the Pledgor and/or the Domestic Company fails to perform the Contractual Obligations or pay the Secured Debts.

Article 4 Safekeeping of Documents

4.1	During the Pledge Term set forth in this Agreement, the Pledgor shall, within one (1) week from the execution date hereof, deliver his Certificate of Capital Contribution to the Domestic Company and the register of shareholders recording the Pledge to the Pledgee for safekeeping. The Pledgee will keep such documents during the entire Pledge Term under this Agreement.

Article 5 Representations and Warranties

5.1	The Pledgor and the Domestic Company hereby jointly and severally makes the following representations and warranties to the Pledgee as of the execution date of this Agreement:

5.1.1	the Pledgor is the sole lawful owner of the Pledged Equity;

5.1.2	the Pledgee has the right to dispose of and transfer the Pledged Equity in the manner specified in this Agreement;

5.1.3	other than the Pledge, the Pledgor has not created any other pledge right or security interest on the Pledged Equity;

5.1.4	the Pledgor and the Domestic Company have obtained the consents and approvals (if necessary) from governmental authorities and third parties to execute, deliver and perform this Agreement; and

5.1.5	none of the execution, delivery and performance of this Agreement will: (i) result in a violation of any relevant PRC laws; (ii) be in conflict with the articles of association or other organizational documents of the Domestic Company; (iii) result in a breach of, or constitute a default under, any contract or document to which any of them is a party or by which he/it may be bound; (iv) result in a violation of any condition in connection with the grant and/or survival of any licenses or approvals issued to any of them; or (v) result in the suspension or revocation of, or imposition of additional conditions to, any licenses or approvals issued to any of them;

[Name of the VIE]	Equity Pledge Agreement

Article 6 Undertakings

6.1	During the term of this Agreement, the Pledgor and the Domestic Company jointly and severally undertake to the Pledgee that:

6.1.1	except for the purpose of performing the Transaction Documents, without the Pledgee’s prior written consent, the Pledgor shall not transfer all or any part of the Pledged Equity, nor create or permit the existence of any security interest or other encumbrance on the Pledged Equity;

6.1.2	the Pledgor and the Domestic Company will comply with and implement all the provisions of laws and regulations in connection with pledge of rights, and shall, within five (5) days upon receipt of any notice, order or advice given or made by relevant regulatory authority in respect of the Pledge, present such notice, order or advice to the Pledgee, and shall either comply with the same, or submit any objection or statement in respect of such matter upon the Pledgee’s reasonable request or with the Pledgee’s consent;

6.1.3	the Pledgor and the Domestic Company shall timely notify the Pledgee of any event or received notice which may result in any impact on the right to all or any part of the Pledged Equity, as well as any event or received notice which may change any warranties or obligations of the Pledgor hereunder or may affect the Pledgor’s performance of his obligations hereunder; and

6.1.4	the Domestic Company shall, within three (3) months prior to the expiration of its business term, complete the registration procedure for extension of its business term to enable this Agreement to continue to be valid.

6.2	The Pledgor agrees that the Pledgee’s right to the Pledge obtained on terms of this Agreement shall not be suspended or impaired by any legal proceeding initiated by the Pledgor, any successor of the Pledgor, any person entrusting the Pledgor, or any other person.

6.3	The Pledgor warrants to the Pledgee that, in order to protect and perfect the security for the performance of the Contractual Obligations and payment of Secured Debts hereunder, the Pledgor will execute in good faith and cause other parties who have interests in the Pledge to execute, all such title certificates and contracts, and/or take and cause such other interested parties to take, all such actions, as may be required by the Pledgee, facilitate the exercise of the rights and authority granted to the Pledgee hereunder, enter into all documents regarding the ownership of the Pledged Equity with the Pledgee or its designated person (natural or legal person), and provide the Pledgee with all the notices, orders and decisions in relation to the Pledge which it deems necessary.

6.4	The Pledgor warrants to the Pledgee that the Pledgor will comply with and perform all the warranties, undertakings, agreements, representations and conditions hereunder. If the Pledgor fails to perform or fully perform his warranties, undertakings, agreements, representations and conditions, the Pledgor shall indemnify the Pledgee against all the losses which may arise from such failure.

[Name of the VIE]	Equity Pledge Agreement

Article 7 Default Event

7.1	Each of the following events shall be deemed as a Default Event:

7.1.1	the Pledgor breaches any of his obligations under the Transaction Documents and/or this Agreement; or

7.1.2	the Domestic Company breaches any of its obligations under the Transaction Documents and/or this Agreement.

7.2	The Pledgor and the Domestic Company shall immediately notify the Pledgee in writing upon awareness or discovery of the occurrence of any circumstances referred in above Article 7.1 or any event that may lead to any such circumstances.

7.3	Unless a Default Event under Article 7.1 is remedied at the request of the Pledgee within twenty (20) days after the Pledgee’s delivery of a notice to the Pledgor and/or the Domestic Company requesting a remedy thereof, the Pledgee may at any time thereafter send a notice of default to the Pledgor in writing to request the exercise of the Pledge in accordance with Article 8.

Article 8 Exercise of the Pledge

8.1	The Pledgee shall issue a written notice of default to the Pledgor at the time of exercising the Pledge.

8.2	Subject to Article 7.3 hereof, the Pledgor may exercise the Pledge at any time after delivery of the notice of default as set forth in Article 8.1. When the Pledge decides to exercise the Pledge, the Pledgor shall no longer have any rights or interests in respect of the Pledged Equity.

8.3	After the delivery of the default notice as set forth in Article 8.1, the Pledgee shall have the right to exercise all the remedies for breach of agreement to which it may be entitled under the PRC laws, the Transaction Documents and this Agreement, including but not limited to being compensated on a preferential basis with the proceeds from the conversion, auction or sale of the Pledged Equity. The Pledgee shall not be liable for any losses arising from its reasonable exercise of such rights and powers

8.4	The proceeds from the Pledgee’s exercise of the Pledge shall be first used to pay the taxes and expenses which become payable as a result of the disposition of the Pledged Equity, to perform the Contractual Obligations to the Pledgee, and to repay the Secured Debts. If there is any remaining amount after payment of the foresaid sums, the Pledgee shall return such remaining amount to the Pledgor or any other person who is entitled to such remaining amount under applicable laws and regulations, or deposit the same with the notary public at the place where the Pledgor is located, and the Pledgor shall be solely liable for any costs and expenses that may arise therefrom. To the extent permitted by the PRC laws, the Pledgor shall unconditionally donate such remaining sum to the Pledgee or its designated person.

[Name of the VIE]	Equity Pledge Agreement

8.5	The Pledgee shall have the right to select to exercise, either simultaneously or successively, any remedies for breach of agreement available to it. The Pledgee shall not be required to exercise other remedies before it exercises its right to get compensated on a preferential basis with the proceeds from the conversion, auction or sale of the Pledged Equity.

8.6	The Pledgee has the right to designate its lawyer or other agent in writing to exercise the Pledge on its behalf, and neither the Pledgor nor the Domestic Company may raise any objection thereto.

8.7	When the Pledgee exercise the Pledge in accordance with this Agreement, the Pledgor and the Domestic Company shall offer necessary assistance to enable the Pledgee to realize its right to the Pledge.

8.8	The Pledgor shall be solely liable for any costs and expenses that may arise from the Pledgee’s exercise of the Pledge (including an exercise by its designated lawyer or other agent).

Article 9 Liability for Breach of Agreement

9.1	If the Pledgor or the Domestic Company commits a material breach of any terms hereunder, the Pledgee shall have the right to terminate this Agreement and/or request the Pledgor or the Domestic Company to make compensation for the damages, and this Article 9 shall not prejudice or impair any other rights of the Pledgee under this Agreement.

9.2	Unless otherwise specified by laws, the Pledgor and the Domestic Company shall in no event have the right to terminate or rescind this Agreement.

Article 10 Assignment

10.1	Without the prior written consent of the Pledgee, neither the Pledgor nor the Domestic Company may donate or transfer any of their respective rights and obligations under this Agreement.

10.2	This Agreement shall be binding upon the Pledgor and his successors and permitted assignees, and shall be effective on the Pledgor and each of his successors and permitted assignees.

10.3	The Pledgee may at any time transfer all or any of its rights and obligations in the Transaction Documents and this Agreement to its designated person(s), in which case, the assignee(s) shall have the rights and obligations which the Pledgee have under the Transaction Documents and this Agreement, as if such assignee(s) was an original party hereto.

[Name of the VIE]	Equity Pledge Agreement

10.4	After a change of Pledgee as a result of a transfer or assignment, at the Pledgee’s request, the Pledgor and/or the Domestic Company shall enter into a new equity pledge agreement with the new pledgee on the same terms and conditions of this Agreement, and shall register such change with competent industrial and commercial authority.

10.5	The Pledgor and the Domestic Company shall strictly comply with the provisions of this Agreement and other relevant agreements individually or jointly signed by the Parties, including the Transaction Documents, perform their obligations under the Transaction Documents, and shall refrain from any action/inaction that is sufficient to affect the validity and enforceability hereof and thereof. Unless instructed by the Pledgee in writing, the Pledgor shall not exercise any of his remaining rights with respect to the Pledged Equity.

Article 11 Termination

11.1	After full and complete performance of all the Contractual Obligations and full repayment of all the Secured Debts by the Pledgor and the Domestic Company, the Pledgee shall, at the request of the Pledgor, release the pledge of the Pledged Equity under this Agreement as soon as reasonably practicable and cooperate with the Pledgor to deregister the equity pledge recorded in the register of shareholders of the Domestic Company and to deregister the pledge with the competent industrial and commercial authority.

11.2	The provisions of Article 9, 13 and 14 and this Article 11.2 shall survive the termination of this Agreement.

Article 12 Handling Charges and Other Expenses

12.1	Unless otherwise specified in this Agreement, all costs and expenses actually incurred in connection with this Agreement, including without limitation the legal fees, cost of production, stamp duty and any other taxes and expenses, shall be solely borne by the Domestic Company.

Article 13 Confidentiality Obligations

13.1	The Parties acknowledge and confirm that this Agreement, its contents and any oral or written information exchanged among the Parties in connection with the preparation and performance of this Agreement shall be deemed as confidential information. The Parties shall maintain the confidentiality of all such confidential information, and shall not disclose any confidential information to any third party without the written consent of the other Party or Parties, except for the information which: (a) is or becomes known to the public (without unauthorized disclosure by the receiving Party); (b) is required to be disclosed under applicable laws or regulations, stock trading rules or orders of governmental authorities or courts; or (c) is required to be disclosed by a Party to its shareholders, directors, employees, legal or financial advisors for the transactions contemplated hereunder, provided that such shareholders, directors, employees and legal or financial advisors shall be subject to the confidentiality obligations similar to those set forth in this Article. Any disclosure of confidential information by a shareholder, director, employee or engaged agency of a Party shall be deemed as a disclosure of such confidential information by such Party, who shall be liable for breach of contract in accordance with this Agreement.

[Name of the VIE]	Equity Pledge Agreement

Article 14 Governing Law and Dispute Resolution

14.1	The conclusion, effectiveness, interpretation, performance, amendment and termination of this Agreement and the resolution of disputes hereunder shall be governed by the laws of the PRC.

14.2	In the event of any dispute arising from the performance of this Agreement or in connection with this Agreement, any Party may submit the dispute to Shanghai International Economic and Trade Arbitration Commission for arbitration in Shanghai in accordance with its arbitration procedures and rules then in effect. The arbitration tribunal shall consist of three arbitrators who shall be appointed in accordance with the arbitration rules. The claimant and the respondent shall respectively appoint one arbitrator, and the third arbitrator shall be appointed by the first two arbitrators through negotiations. The arbitration proceedings shall be conducted in Chinese in a confidential manner. The arbitration award shall be final and binding upon the parties thereto. In appropriate circumstances, the arbitration tribunal or arbitrators may award remedial measures in relation to the equities or assets of the Domestic Company or the Pledgor’s assets in accordance with the dispute resolution clause and/or applicable PRC laws, including restriction on conduct of business, restriction or prohibition of transfer or sale of equities or assets, or proposal for the winding-up of the Domestic Company. In addition, in the course of forming the tribunal, the Pledgee shall have the right to file an application to any court with competent jurisdiction (including courts in the PRC, Hong Kong and Cayman Islands) for grant of temporary reliefs.

14.3	During the arbitration proceeding, the Parties shall continue to own their respective rights hereunder and perform their respective obligations hereunder, other than those which are under dispute and subject to arbitration.

Article 15 Notices

15.1	All notices and other communications required or given under this Agreement shall be delivered or sent to the receiving Party by way of personal delivery, registered mail (postage prepaid), commercial courier service or facsimile. Each notice shall also be served by email. The dates on which such notices shall be deemed to have been effectively given shall be determined as follows:

15.1.1	Notices given by personal delivery (including express mail service) shall be deemed effectively given on the day when an acknowledgement of receipt thereof is signed;

15.1.2	Notices given by registered mail (postage prepaid) shall be deemed effectively given on the 15th day after the date of the return receipt thereof;

15.1.3	Notices given by way of facsimile shall be deemed effectively given on the date of transmission as shown on the facsimile, provided that, if such facsimile is given after 5 p.m. or on a non-business day at the place of receipt, it shall be deemed given on the business day immediately following the transmission date shown on such facsimile.

[Name of the VIE]	Equity Pledge Agreement

Article 16 Severability

16.1	In the event that one or more provisions of this Agreement are held to be invalid, illegal or unenforceable in any aspect under any laws or regulations, the validity, legality or enforceability of the remaining provisions of this Agreement shall not be affected or impaired thereby in any aspect. The Parties shall, through negotiations in good faith, strive to replace such invalid, illegal or unenforceable provisions with the provisions which are valid to the greatest extent permitted by laws and desired by the Parties, and the economic effect of such valid provisions shall be as close as possible to the economic effect of those invalid, illegal or unenforceable provisions.

Article 17 Miscellaneous

17.1	This Agreement shall come into effect upon signature by the Parties. Any modification, supplement or amendment to this Agreement must be made in writing and shall not become effective until it is signed by the Parties.

17.2	This Agreement shall be executed in four counterparts, with each Party holding one counterpart hereof, and the remaining counterparts shall be used for the registration of the Pledge. Each counterpart of this Agreement shall have the same legal effect.

(The Remainder of this Page is Intentionally Left Blank)

[Name of the VIE]	Equity Pledge Agreement

(Signature Page of the Equity Pledge Agreement)

Party A:

Shanghai Santeng Technology Co., Ltd. (official seal)

By:	________________________________
Its Legal or Authorized Representative

Signed on this 9th day of March, 2020

[Name of the VIE]	Equity Pledge Agreement

(Signature Page of the Equity Pledge Agreement)

Party B:

[Name of the Shareholder]

Signature: ________________________________

Signed on this 9th day of March, 2020

[Name of the VIE]	Equity Pledge Agreement

(Signature Page of the Equity Pledge Agreement)

Party C:

[Name of the VIE] (official seal)

By:	________________________________
Its Legal or Authorized Representative

Signed on this 9th day of March, 2020

[Name of the VIE]	Equity Pledge Agreement

Schedule of Material Differences

One or more persons signed a letter of consent using this form. Pursuant to Instruction ii to Item 601 of Regulation S-K, the Registrant may only file this form as an exhibit with a schedule setting forth the material details in which the executed agreements differ from this form:

No.	Name of Shareholder	Name of the VIE	Registered Address of the VIE	ID Card No. of Shareholder	Percentage	Represented Amount of the VIE’s Registered Capital
1.	Yongxiang Lu	Daxin Wealth Investment Management (Shanghai) Co., Ltd. (“Daxin Wealth)	[***]	[***]	90%	[RMB * million]
2.	Qiaoling Lu	Daxin Wealth	[***]	[***]	5%	[RMB * million]
3.	Yiheng Guo	Daxin Wealth	[***]	[***]	5%	[RMB * million]
4	Yongxiang Lu	Daxin Zhuohui Financial Information Service (Shanghai) Co., Ltd. (“Daxin Zhuohui)”	[***]	[***]	90%	[RMB * million]
5	Zhiyao Guo	Daxin Zhuohui	[***]	[***]	10%	[RMB * million]
6	Qingdao Youyou Town Electronic Technology Co., Ltd.	Qingdao Buytop Payment Service Co., Ltd.	[***]	n/a	100%	[RMB * million]